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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2001

WIND RIVER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

500 WIND RIVER WAY, ALAMEDA, CA 94501
(Address of principal executive offices and zip code)

(510) 748-4100
Registrant's telephone number, including area code:

ITEM 5. OTHER EVENTS

Third Quarter Financial Results

    On November 15, 2001, Wind River Systems, Inc. announced financial results for the fiscal quarter ended October 31, 2001. A copy of the press release entitled "Wind River Systems Delivers on Guided Revenue and EPS Targets" concerning the announcement is filed herewith as Exhibit 99.1.

Amendment of Lease Agreements

    On December 3, 2001, Wind River Systems, Inc. entered into amendments to the operative documents relating to the two operating leases for its headquarters facility dated November 30, 1999 and September 12, 1997 between Deutsche Bank AG and Wind River Systems, Inc. The amendment relating to the November 30, 1999 operating lease is attached hereto as Exhibit 99.2 and the amendment relating to the September 12, 1997 operating lease is attached hereto as Exhibit No. 99.3.

Legal Proceedings

    In February 2001, we entered into a license and distribution agreement with The MathWorks, Inc., to ensure customer support and product transition as we prepared to discontinue our MATRIXx® product family. Under the agreement, in exchange for a cash payment of $12.0 million, we granted to MathWorks the exclusive distribution rights to MATRIXx for a specified time period as well as an option to purchase the MATRIXx intellectual property and assets at the end of the licensing term. The agreement requires MathWorks to provide support to customers of MATRIXx products and to provide a transition plan for customers that choose to migrate to its MATLAB® and Simulink® family of products. In July 2001, the Antitrust Division of the U.S. Department of Justice advised us that it had commenced a civil antitrust investigation into whether our agreement with MathWorks was a restraint of trade in violation of the federal antitrust laws. Wind River is cooperating fully with the Justice Department. To date, in addition to issuing a civil investigative demand requesting that we provide information relating to the agreement, the Justice Department has taken several depositions; however, no court action has been commenced. We believe that, if the Justice Department ultimately determined to file an action in connection with this matter, we would have meritorious defenses and, although no assurance can be given, the outcome of such action would not have a material adverse effect on our business.

    On December 3, 2001, Wind River filed an action for declaratory relief in the Superior Court of California, County of Alameda, against Mentat, Inc. concerning the 1999 Distribution Agreement for Computer Software Package (the "Agreement") entered into between Wind River and Mentat. Under the Agreement, Wind River agreed to license and distribute software designed by Mentat known as WindNet Streams 1.0, which provides an interface for certain networking protocols and terminal sybsystems, helpful but not commonly used in embedded applications. The dispute arose from a claim by Mentat alleging that Wind River had breached the Agreement by distributing WindNet Streams 1.0 binaries in a recent distribution of less than 100 board support packages and by including some allegedly confidential source code header files (but not the application itself) in Wind River's Tornado 2.x product. Mentat alleged damages measured at license fees of $35,000 for each WindNet Streams 1.0 binary distribution and source code license fees of $26,000 for each header file distribution. Wind River has requested that the court make a declaration that (i) the header files are not confidential source code, (ii) no misappropriation of Mentat's trade secrets has occurred, (iii) Mentat has failed to mitigate, and has not suffered, any damages, and (iv) Wind River has not breached the agreement. Wind River intends to pursue this action and defend the matter vigorously and believes it has meritorious defenses to the allegations.

    We occasionally receive communications from third parties alleging patent, trademark or copyright infringement or other intellectual property claims, and there is always the chance that third parties may assert infringement claims against us or against our customers under circumstances that might require us to provide indemnification. For example, at various times in recent years, we have been informed that IBM Corporation has contacted three of our customers with respect to potential infringement of IBM patents by our customers' products which may include our software. These types of claims, with or without merit, could result in claims for indemnification by us, costly litigation, require us to expend significant resources to develop non-infringing technology, cause product shipment delays or require us to enter into royalty or licensing agreements. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, financial condition and results of operations would be materially adversely affected.

    Management believes the outcome of the Company's outstanding legal proceedings, claims and litigation, including the matters discussed herein, will not have a material adverse effect on the Company's business, results of operations or financial condition. However, such matters involve complex questions of fact and law and could involve significant costs and the diversion of resources to defend. Additionally, the results of litigation are inherently uncertain, and an adverse outcome is at least reasonably possible. The Company is unable to estimate the range of possible loss from outstanding litigation and other legal proceedings and no amounts have been provided for such matters in the accompanying consolidated financial statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

NUMBER	DESCRIPTION
99.1	Press Release issued November 15, 2001 entitled "Wind River Systems Delivers on Guided Revenue and EPS Targets."
99.2
First Amendment to Participation Agreement and Certain Operative Agreements with Limited Waiver dated December 3, 2001 between Wind River Systems, Inc., Deutsche Bank AG, New York Branch and Deutsche Bank AG, New York and/or Cayman Islands Branch.
99.3
Eighth Amendment to Participation Agreement and Certain Operative Agreements with Limited Waiver dated December 3, 2001 between Wind River Systems, Inc., Deutsche Bank AG, New York Branch, and Deutsche Bank AG, New York and/or Cayman Islands Branch.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIND RIVER SYSTEMS, INC.
Dated: December 3, 2001	By:	/s/ MARLA ANN STARK Marla Ann Stark Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

NUMBER	DESCRIPTION
99.1	Press Release issued November 15, 2001 entitled "Wind River Systems Delivers on Guided Revenue and EPS Targets."
99.2
First Amendment to Participation Agreement and Certain Operative Agreements with Limited Waiver dated December 3, 2001 between Wind River Systems, Inc., Deutsche Bank AG, New York Branch and Deutsche Bank AG, New York and/or Cayman Islands Branch.
99.3
Eighth Amendment to Participation Agreement and Certain Operative Agreements with Limited Waiver dated December 3, 2001 between Wind River Systems, Inc., Deutsche Bank AG, New York Branch, and Deutsche Bank AG, New York and/or Cayman Islands Branch.

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX